UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     October 14, 2004


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                     1-04721                  48-0457967
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                   66251
     (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code       (913) 624-3000


    ________________________________________________________________________
          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[  ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02      Results of Operations and Financial Condition

On October 15, 2004, Sprint Corporation ("Sprint") issued a press release announcing certain strategic actions, including an asset impairment charge to its long distance network assets, and that it expected to report third quarter 2004 adjusted earnings per share in excess of the mean analyst estimate of 21 cents per share. See Sprint's press release dated October 15, 2004, filed as
Exhibit 99 and incorporated by reference herein, for a definition of adjusted earnings per share.

Item 2.06      Material Impairments

On October 14, 2004, Sprint concluded that a non-cash charge for impairment of its long distance network assets would be required to be recorded in its third quarter 2004 financial results under generally accepted accounting principles. See Sprint's related press release dated October 15, 2004, filed as Exhibit 99 and incorporated by reference herein, for a discussion of the facts and circumstances surrounding this conclusion.

On October 19, 2004, Sprint announced that the pre-tax non-cash impairment charge to its long distance assets will be approximately $3.5 billion.


Item 9.01      Financial Statements and Exhibits


99 Press Release dated October 15, 2004 announcing certain strategic actions, including an asset impairment charge to its long distance network assets.








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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        SPRINT CORPORATION



Date:  October 19, 2004                 By:  /s/ Michael T. Hyde
                                           Michael T. Hyde, Assistant Secretary














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                                  EXHIBIT INDEX


Exhibit
Number    Description                                                      Page

99 Press Release dated October 15, 2004 announcing certain strategic actions, including an asset impairment charge to its long distance network assets.




























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